Securities and Exchange Commission
                              Washington, D.C 20549



                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15 (d) of Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported) June 12,
                              1998 (May 29, 1998)


                           VERMONT PURE HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)


                  Delaware                                 1-11254

      (State or other jurisdiction of incorporation) (Commission File No.)


                               Route 66, P.O Box C
                            Catamount Industrial Park
                             Randolph, Vermont 05060

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (802) 728-3600






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Item 2.  Acquisition or Disposition of Assets

On May 29, 1998 Vermont Pure Springs, Inc., a Delaware corporation ("Vermont Pure"), a wholly owned subsidiary of Vermont Pure Holdings, Ltd., a Delaware corporation ("Holdings"), consummated the purchase of customer lists, vehicles, cooler and brewer equipment, 5 gallon bottles, crates, and office equipment from Perrier Group of America ("Perrier"). The purchase was accomplished through the execution of an asset purchase agreement between the companies. Perrier, based in Greenwich, Connecticut, is principally engaged in the bottling, sale, and distribution of spring water throughout the nation. The respective purchase and sale of the assets relates only to Perrier's distribution business in the Albany region of New York.

Under the terms of the agreement, Vermont Pure paid cash totaling $2,500,000 for the assets and assumed liabilities of $138,000. The Company also assumed operating leases for the vehicles acquired. Vermont Pure incurred approximately $150,000 as closing costs for the transaction. The total number of customers acquired was approximately 4,000.

Vermont Pure and Holdings borrowed $2,575,000 from CoreStates Bank under the terms of their acquisition line of credit to finance the transaction. The line is for a term of five years with interest to be paid monthly and the principal balance due at the end of the term. The interest rate of the loan is LIBOR plus 2.50%. The loan is secured by a pledge of all the assets of the Company including those acquired in the transaction.

The acquisition serves to strengthen Vermont Pure's market position in the Albany, New York region. The Company acquired Excelsior Spring Water Company of Saratoga , New York in August 1997 in order to penetrate the market. In May 1998, it added 330 additional customers by acquiring Vermont Naturals of Clifton Park, New York as well as moving into a new 22,500 square foot warehousing facility in Halfmoon, New York to accommodate increased production and distribution. By merging the customer base acquired in this purchase with the infrastructure already in place, management of Vermont Pure believes they will be able to leverage operating and distribution efficiencies in order to increase the profitability of the business as a whole, though no assurance can be given that this will be successful.
















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Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements

                  No financial statements are required to be prepared or filed in connection with the acquisition of assets of Perrier.

         (b)      Pro Forma Financial Information

                  None required.

         (c)      The following documents are filed herein as exhibits:

                  10.1 Asset Purchase Agreement between Vermont Pure and Perrier dated May 29, 1998

                  10.2 Mortgage and Security Agreement between Vermont Pure Springs, Inc. and CoreStates Bank dated April 8, 1998





























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                                  EXHIBIT INDEX


 Exhibit #                         Description

    10.1 Asset Purchase Agreement between Vermont Pure and Perrier dated May 29, 1998

    10.2 Mortgage and Security Agreement between Vermont Pure Springs, Inc. and CoreStates Bank dated April 8, 1998